UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): August 18, 2003
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                            SUNSHINE PCS CORPORATION
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             (Exact name of Registrant as specified in its charter)


   Delaware                       333-50948                 13-4141279
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(State or other jurisdiction     (Commission              (I.R.S. Employer
     of incorporation)           File Number)           Identification Number)


359 West 11th Street, Suite 7B, New York, NY                   10014
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(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code: (646) 336-1718
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                                 Not Applicable
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          (Former Name or Former Address; if Changed Since Last Report)



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Item 5. Other Events.

     On August 18, 2003, Sunshine PCS Corporation (the "Company") announced that it had entered into a definitive agreement with Cingular Wireless LLC ("Cingular") under which Cingular is to acquire for $13,750,000 licenses owned by the Company. The licenses, which are for the provision of C-Block personal communications services in the Florida cities of Tallahassee, Panama City and Ocala, represent substantially all of the assets of the Company. The parties also entered into system access and wholesale agreements to facilitate the provision by the Company of personal communications services in its markets. Closing of the acquisition is subject to approval by the holders of shares representing a majority of the voting power of all outstanding shares of the Company and the consent of the Federal Communications Commission to the transfer of the licenses. The definitive agreement, the system access agreement and the wholesale agreement are attached hereto as Exhibits 2.1, 99.2 and 99.3. The Company's press release dated August 18, 2003 announcing the acquisition is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits

               2.1 Agreement for Purchase and Sale of Licenses dated August 18, 2003, by and between the Company and Cingular.

               99.1 Press release dated August 18, 2003 of the Company.

               99.2 System Access and Service  Agreement  dated August 18, 2003, by and between BellSouth Mobility LLC and the Company.

               99.3 Wholesale  Agreement  dated August 18, 2003,  by and between
                    BellSouth Mobility LLC and the Company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         SUNSHINE PCS CORPORATION
                                           (Registrant)


Date: August 18, 2003                  By: /s/ Karen E. Johnson
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                                       Name:   Karen E. Johnson
                                       Title:  Chief Executive Officer